EXHIBIT 32





     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT



March 19, 2005



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549


Ladies and Gentlemen:



The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Dennis Eldjarnson, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Siam Imports, Inc.certifies that:
1.

the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Siam Imports, Inc.


/s/ Dennis Eldjarnson
By: Dennis Eldjarnson
Chief Executive Officer,
President, Treasurer, Chief
Financial Officer and Principal
Accounting Officer